As filed with the Securities and Exchange Commission on September 22, 1999

                                                    File No.  333-

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            Form S-8
                     REGISTRATION STATEMENT
                             Under
                   THE SECURITIES ACT OF 1933



                    Dominion Resources, Inc.
     (Exact name of registrant as specified in its charter)
          VIRGINIA                               54-1229715
(State or other jurisdiction of (I.R.S. Employer Identification No.) incorporation or organization)
         120 TREDEGAR STREET, RICHMOND, VIRGINIA 23219
  (Address of principal executive office, including zip code)

                    DOMINION RESOURCES, INC.
     EMPLOYEE SAVINGS PLAN AND HOURLY EMPLOYEE SAVINGS PLAN
                    (Full Title of the Plan)

 Patricia A. Wilkerson, Vice President and Corporate Secretary
        W. H. Riggs, Jr., Assistant Corporate Secretary
                    DOMINION RESOURCES, INC.
         120 Tredegar Street, Richmond, Virginia 23219
            (Name and address of agent for service)
                         (804) 819-2000
 (Telephone number, including area code, of agent for service)


                CALCULATION OF REGISTRATION FEE*
                               Amount     Proposed        Proposed   Amount of
Title of Securities to         to be      Maximum         Maximum   Registration
  be Registered                Registered Offering Price  Aggregate     Fee
                                          Per Share       Offering
                                                          Price
Common Stock, without
  par value
 Employee Savings Plan. . . . . 3,333,333  $46.3125    $231,562,500 $64,374.38
                                 shares
 Hourly Employee Savings Plan . 1,666,667
                                 shares

__________
(*) Computed in accordance with Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and based on the average of the high and low prices reported on the New York Stock Exchange composite tape by The Wall Street Journal for September 17, 1999.

  Dominion Resources, Inc. is registering an additional 5,000,000 shares of common stock, without par value, relating to an earlier filed employee benefit plan, the Dominion Resources, Inc. Employee Savings Plan/Hourly Employee Savings Plan (the Plans), File No. 333-09167, registering 2,000,000 shares of common stock under the Plans (filing fee paid $25,863) which is hereby incorporated herein by reference.

Exhibits:

     5 --   Opinion of James F.  Stutts, Vice President and General Counsel of
            Dominion Resources, Inc. (filed herewith).
23(i)  --   Consent of Deloitte & Touche LLP (filed herewith).
23(ii) --   Consent of James F. Stutts (included in Exhibit 5).
24     --   Powers of Attorney (included on the signature page of the Form
            S-8 and incorporated herein by reference).


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 22nd day of September, 1999.

                              DOMINION RESOURCES, INC.

                              By     /s/THOS.  E.  Capps
                             (Thos. E. Capps, Chairman of the Board of Directors
                              President and Chief Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 22nd of September, 1999. The officers and directors whose signatures appear below hereby constitute Patricia A. Wilkerson or W. H. Riggs, Jr., either of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the registrant deems appropriate, and generally to do all things in their name and in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

            Signature              Title

   /s/JOHN B.  ADAMS, JR.
      John B. Adams, Jr.          Director


  /s/JOHN B.  BERNHARDT
     John B. Bernhardt            Director


  /s/THOS.  E.  CAPPS
     Thos. E. Capps               Chairman of the Board of Directors,
                                    President and Chief Executive Officer

 /s/J. W.  HARRIS
    J. W. Harris                  Director

 /s/BENJAMIN J.  LAMBERT, III
    Benjamin J. Lambert, III      Director


       Signature                       Title

 /s/RICHARD L.  LEATHERWOOD
    Richard L. Leatherwood         Director

 /s/K.  A.  RANDALL
    K. A. Randall                  Director

 /s/FRANK S.  ROYAL
    Frank S. Royal                 Director

 /s/S.  DALLAS SIMMONS
    S. Dallas Simmons              Director

 /s/ROBERT H.  SPILMAN
    Robert H. Spilman              Director

 /s/JUDITH B.  WARRICK
    Judith B. Warrick              Director

 /s/DAVID A.  WOLLARD
    David A. Wollard               Director

 /s/THOMAS N.  CHEWNING
    Thomas N. Chewning             Executive Vice President
                                   (Chief Financial Officer)

 /s/J.  L.  TRUEHEART
    J. L. Trueheart                Senior Vice President and Controller
                                   (Principal Accounting Officer)


    Pursuant to the requirements of the Securities Act of 1933, the Dominion Resources, Inc. Employee Savings Plan and the Dominion Resources, Inc. Hourly Employee Savings Plan committee members have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Richmond, Commonwealth of Virginia, on the 22nd day of September, 1999.

                           Dominion Resources, Inc. Employee Savings Plan Dominion Resources, Inc. Hourly Employee Savings Plan


                           By    /s/THOMAS N.  CHEWNING
                             Thomas N.  Chewning, Member of the Committee

     Pursuant to the requirements of the Securities Act of 1933, this registra-tion statement has been signed below on the 22nd day of September, 1999, by the members of the Committee for the administration of the Dominion
Resources, Inc. Employee Savings Plan and the Dominion Resources, Inc.
Hourly Employee Savings Plan.

          Signature                                Title

    /s/JAMES A.  WHITE                       Chairman
       James A.  White


   /s/JOHN A.  SHAW                          Member
      John A.  Shaw


    /s/THOMAS N.  CHEWNING                   Member
       Thomas N.  Chewning


    /s/J.  L.  TRUEHEART                     Member
       J. L. Trueheart

    /s/M. S. BOLTON, JR.                     Member
       M. S. Bolton, Jr.